Exhibit 99.16

SCHEDULE II

Schedule II of this Statement is hereby amended and restated in its entirety as follows:

Executive Officers and Directors of Renault s.a.s. and Renault S.A.

The name, citizenship and principal occupation of each director and executive officer of Renault s.a.s. and Renault S.A. are set forth below. The address for each person listed below is c/o 122-122 bis Avenue du Général Leclerc, 92100 Boulogne-Billancourt, France.

RENAULT s.a.s.

OFFICERS:

Name	Citizenship	Present Principal Occupation or Employment
François Provost	French	President of Renault s.a.s.

DIRECTORS:

Name	Citizenship	Present Principal Occupation or Employment
Jean-Dominique Senard	French	Chairman of the Board of Directors
François Provost	French	President of Renault s.a.s.
Michelle Baron	United States	Director representing Nissan
Miriem Bensalah Chaqroun	Moroccan	Independent director
Anne-Laure de Chammard	French	Independent director
Bernard Delpit	French	Independent director
Noël Desgrippes	French	Director representing the employee shareholders
Pierre Fleuriot	French	Independent director
Richard Gentil	French	Director representing the employees
Sébastien Jacquet	French	Director representing the employees
Pierre Loing	French	Director representing Nissan
Armelle de Madre	French	Independent Director
Constance Maréchal-Dereu	French	Director representing the French State
Eric Vidal	French	Director representing the employees
Annette Winkler	German	Independent director
Alexis Zajdenweber	French	Director representing the French State

RENAULT S.A.

OFFICERS:

Name	Citizenship	Present Principal Occupation or Employment
François Provost	French	Chief Executive Officer of Renault S.A.

DIRECTORS:

Name	Citizenship	Present Principal Occupation or Employment
Jean-Dominique Senard	French	Chairman of the Board of Directors
François Provost	French	Chief Executive Officer of Renault S.A.
Michelle Baron	United States	Director representing Nissan
Miriem Bensalah Chaqroun	Moroccan	Independent director
Anne-Laure de Chammard	French	Independent director
Bernard Delpit	French	Independent director
Noël Desgrippes	French	Director representing the employee shareholders
Pierre Fleuriot	French	Independent director
Richard Gentil	French	Director representing the employees
Sébastien Jacquet	French	Director representing the employees
Pierre Loing	French	Director representing Nissan
Armelle de Madre	French	Independent Director
Constance Maréchal-Dereu	French	Director representing the French State
Eric Vidal	French	Director representing the employees
Annette Winkler	German	Independent director
Alexis Zajdenweber	French	Director representing the French State

To the knowledge of the Reporting Persons, during the last five years, none of the individuals listed above has been: (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to federal or state securities laws or finding any violation with respect to such laws